Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of 5E Advanced Materials, Inc. of our report dated August 30, 2023 relating to the financial statements which appears in 5E Advanced Materials, Inc.’s Annual Report on Form 10-K for the year ended June 30, 2023. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Denver, Colorado

January 29, 2024